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EXHIBIT 10.15

               AGREEMENT  IN  PRINCIPLE
                         March 25, 2000

Between : First American Scientific Corp  ( FASC )

And
          Henry  and  Antonin  Skritek   (Skritek)

Whereas :

     FASC is the owner of the patented KDS technology and Skritek are experienced businessmen operating in the Czech Republic,

And :

     Both parties are interested in marketing the technology through a jointly owned Czech company which will be incorporated to build, market, operate, and sub-licence the KDS technology in the Czech Republic,
Then:

     Both parties agree, upon good faith and subject to the approval of their respective solicitors, on the following:

     1. A company will be formed in the Czech Republic (Newco) which will be owned 60 % by FASC and 40 % by Skritek. FASC will be entitled to a majority of directors on the Board.

     2. FASC will obtain a patent, at Skritek expense, for the technology in the Czech Republic

     3. FASC will grant a licence to Newco to manufacture, market, and operate the KDS technology/machine in the Czech Republic for all applications at no charge, save and except royalties as outlined in #7 below, and except where said licence would conflict with our agreement with Green Leaf Fibre Company Ltd who have already been granted rights within the geographical boundries of Europe for "rubber" and any other applications for continental Europe.

     4. Newco will build/purchase one KDS system, provide all related plant and equipment and install it to full operation in the Czech Republic. The system is to be used for demonstration purposes and for generating revenue.

     5. With FASC s concurrence, Skritek will manage the day to day operation of Newco in the Czech Republic at no charge save and except bona fide expenses.


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     6.   FASC will provide technical support at no charge save
and except bona fide expenses which will be paid for by Skritek.

     7. Skritek will be solely responsible for and pay for all costs incurred for the above. The anticipated expenditure shall be approx. $500,000 USD These funds are not refundable and FASC shall assume no responsiblty for any debts incurred as a result of this venture.

     8    Newco will pay a royalty to FASC of $ 25,000 USD for
each machine manufactured and/or sold by Newco.

     9. Newco may grant sub-licences in Czech Republic, the terms of which must be acceptable to both FASC and Skritek

     10. Upon receipt of satisfactory evidence that Skritek has expended the sum of approx. $ 500,000 USD in Newco and provided the management skills required to achieve the results anticipated above, all to FASCs satisfaction, FASC will, acting reasonably and in the spirit of this agreement and subject to SEC rules, grant to Skritek:

     - stock options for 500,000 free trading shares, exercisable at $0.25 USD each provided that Items 1 thhrough 4 above have been met, but not before 6 months from signing this agreement, and;

     - additional stock options for 500,000 free trading shares excercisable at $ 0.25 USD each provided items 5 through 8 have been met, but no later than 1 year after the signing of this agreement.

          Skritek must provide bona fide evidence of expenditures regarding the above all to FASC s satisfaction.

     11. If items 1 through 8 are all completed to the satisfaction of both parties, then Skritek shall have the right to enter into 4 new agreements, all of which contain terms and conditions similar to this agreement, those being one for each of the following countries:

          1.   Poland
          2.   Hungary
          3.   Ukraine
          4.   Slovak Republic

     except that the options excersiable therein will be at $0.25 USD each only if excersable and excercised within 2 years of the signing of this agreement, otherwise the excersice price will be 50 % of the closing market price the day the options are excersiced.


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     12.  All parties, their principals, employees and
contractors must agree to keep confidential the proprietary information regarding the technology and each will be required to so covenant by signing a confidentiality agreement with respect to the technology.

     13. This agreement cannot be assigned withiout written consent at FASC at its sole discretion.

     14. It is acknowledged that FASC must obtain shareholder approval to increase its authorized capital in order to issue the shares contemplated herein, and that FASC will make its best effort to do so before April 30, 2000.

     15. The initial term of this agreement shall be one year, with provision for extension for satisfactory performance. All covenants herein shall survive the term of this agreement.
     16. This agreement shall be interpreted in accordance with the laws of British Columbia and Canada.


     AGREED to this ______ day of March, 2000 as witnessed by the signatures below.



_______________________            _______________________
Henry Skritek                      First American Scientific Corp


_______________________
Antonin Skritek



Witness to all signatures :   _____________________
                              George Tupy